                                   EXHIBIT 3
                                   AGREEMENT

         This ("Agreement") is made and entered into as of December 1, 1999, by and between WILLIAM M. RYCHEL ("Rychel") and A. LOWELL NERENBERG ("Nerenberg").

         WHEREAS, Nerenberg has, on the date hereof, sold to Rychel the number of shares of the Class B Common Stock, $.001 par value ("Class B Stock") of Tekgraf, Inc. (the "Corporation") set forth on Exhibit A hereto (the "Transferred Shares");

         Whereas, Nerenberg is also the owner of the number of shares of Class B Stock and of the number of shares of Class A Common Stock, $.001 par value ("Class A Stock") of the Corporation set forth on Exhibit B hereto (the "Retained Shares") which will be retained by Nerenberg after the date hereof;

         Whereas, management of the Corporation (including Rychel) has proposed that all outstanding Class B Stock be reclassified into Class A Stock on a one-to-one basis, which reclassification would be submitted to the shareholders of the Corporation for their approval (the "Reclassification"). If so submitted, the Reclassification must be approved by the affirmative vote of a majority of the votes entitled to be cast by holders of Class A Stock and by holders of Class B Stock, voting as separate voting groups, as well as the affirmative vote of a majority of the votes entitled to be cast by holders of Class A Stock and Class B Stock voting together as a voting group;

         Whereas, Nerenberg acknowledges that Rychel purchased the Transferred Shares to facilitate the Reclassification and that certain benefits would accrue to Nerenberg as regards the Retained Shares were the Reclassification to occur, and desires to enter into the voting agreements with Rychel set forth herein and to grant Rychel the irrevocable proxy contemplated hereby;

         THEREFORE, in consideration of the benefits accruing to each of the parties hereto as a result of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Agreement to Vote Shares.

         1.1.   Agreement To Vote Shares.

                (a) At every meeting of the shareholders of the Corporation at which the Reclassification is submitted for approval, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Corporation with respect to the Reclassification, Nerenberg shall cause Nerenberg's Retained Shares to be voted, or such action to be taken or approval given, in favor of the Reclassification.

                (b) Nerenberg understands that the Reclassification may be effected by an amendment to the Corporation's Articles of Incorporation, or by other corporate actions submitted to the shareholders for approval, and Nerenberg acknowledges that Nerenberg will cause the Retained


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
                  Shares to be voted in accordance with the preceding subsection
                  (a) in any way recommended by Rychel as necessary or appropriate to effect the Reclassification.

              (c) Nerenberg also agrees to vote the Retained Shares against, and refrain from taking any other action with respect to, any proposal to any of the shareholders of the Corporation which if approved could prevent or delay the implementation of the Recapitalization.

        1.2. Additional Securities. Nerenberg agrees that any securities that Nerenberg purchases or receives, or with respect to which Nerenberg otherwise acquires ownership (beneficial or otherwise) after the execution of this Agreement by reason of or on account of their ownership of the Retained Shares, including any securities of a corporation that survives a merger with the Corporation or to which substantially all of the Corporation's assets are transferred, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Retained Shares.

2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Nerenberg agrees to deliver to Rychel a proxy, substantially in the form attached hereto as Exhibit C (the "Proxy"), appointing Rychel as an attorney-in-fact and proxy of Nerenberg with respect to the Retained Shares, which Proxy shall be irrevocable to the fullest extent permitted by law. If the Proxy becomes ineffective for any reason, Nerenberg shall immediately execute a substitute proxy that is effective, and during any period that the Proxy is not in effect, Nerenberg agrees to attend all meetings of shareholders, and to vote Nerenberg's Retained Shares and take all other actions as provided in Section 1 hereof. A copy of the executed Proxy shall be submitted to the Corporation.

3. Agreement to Vote Shares and Proxy Termination. The obligations of Nerenberg under Section 1 hereof and the Proxy shall terminate and shall have no further force or effect as of the earlier to occur of (i) an agreement of the parties that the same shall terminate, or (ii) December 1, 2000.

4. Representations And Warranties Of Nerenberg. Nerenberg represents and warrants that Nerenberg (i) was the owner (beneficial or otherwise) of the Transferred Shares prior to the purchase of the Transferred Shares by Rychel, and that the Transferred Shares were transferred to Rychel free and clear of any liens, encumbrances or security interests of any kind; (ii) is the owner (beneficial or otherwise) of the Retained Shares, which as of the date hereof are free and clear of any liens, encumbrances or security interests of any kind; (iii) does not own (beneficially or otherwise) any shares of capital stock of the Corporation other than the Retained Shares; and (iv) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

5. Representations And Warranties Of Rychel. Rychel represents and warrants that Rychel (i) purchased the Transferred Shares for his own account for investment purposes only and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended; and (ii) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

6. Additional Documents. Nerenberg hereby covenants and agrees to execute and deliver any additional documents necessary to carry out the intent of this Agreement.


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

7.  Miscellaneous.

        7.1. Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a Court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement and/or the Proxy, as the case may be, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        7.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any party without the prior written consent of the other parties. Nerenberg further agrees not to transfer any Retained Shares now owned or hereafter acquired by Nerenberg unless the transferee thereof agrees in writing to be bound by the terms of this Agreement. Except as otherwise specifically provided herein, any attempted assignment of Retained Shares by Nerenberg without such an agreement by the intended transferee shall be null and void. Nerenberg acknowledges that Rychel has assigned to the Corporation for collateral purposes his rights under this Agreement and the Proxy.

        7.3. Merger or Sale of Assets. Upon the merger of the Corporation or the transfer of substantially all of the assets of the Corporation (the surviving entity of such a merger or the transferee of such assets, as applicable, being hereinafter referred to as the "Surviving Entity"), this Agreement shall continue in full force and effect with respect to the Surviving Entity and all securities of the Surviving Entity acquired by Nerenberg. If requested by Rychel, Nerenberg will execute a new shareholder voting agreement and irrevocable proxy with respect to the securities of the Surviving Entity, although the execution of such an agreement or proxy shall not be required for this Agreement and the Proxy to continue in full force and effect.

        7.4. Legend. Upon execution of this Agreement, Nerenberg shall submit Nerenberg's certificates representing the Retained Shares to the Corporation so that the Corporation may add the following legend:

                     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF, AND RESTRICTIONS ON TRANSFER IMPOSED BY, AN AGREEMENT DATED AS OF NOVEMBER 30,1999 AND AN IRREVOCABLE PROXY, CONTAINING AN IRREVOCABLE APPOINTMENT OF A PROXY, OF EVEN DATE THEREWITH, COPIES OF BOTH OF WHICH ARE ON FILE AT THE CORPORATION.

              Each of the parties hereto hereby authorizes the Corporation to take such steps as may be necessary to insure that such legend is added to such certificates, including but not limited to issuing instructions to that effect to the transfer agent for the Retained Shares.

        7.5. Amendments and Modification. This Agreement may not be amended or supplemented except in writing by the parties hereto.


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
       7.6. Specific Performance, Injunctive Relief. The parties hereto acknowledge that Rychel will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Nerenberg set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Rychel upon any such violation, Rychel shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

       7.7. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) five (5) days after deposit in the United States mail, prepaid, by certified mail, with return receipt requested;
             (ii) when delivered personally; (iii) one (1) day after delivery to a nationally recognized overnight courier; or (iv) when transmitted by fax with telephone confirmation of receipt if a copy is concurrently transmitted by U.S. mail or overnight courier as stated above; in all cases, if applicable, with delivery prepaid and addressed to the party to be notified to the address set forth beneath each party's signature below, or to such other address and fax number of which a party has given notice to the other party as provided in this Section 9.7.

       7.8.  Governing Law.

              (a) This agreement shall be governed by and construed in
                  accordance with the laws of the United States of America and the State of Georgia.

              (b) The parties intend for this Agreement to constitute a voting agreement under Section 14-2-731 of the Georgia Business Corporation Code.

              (c) The parties irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for the Northern District of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

       7.9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the voting of the securities referred to herein, and supersedes all prior negotiations and understandings between the parties with respect to the voting of the securities referred to herein.

       7.10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

       7.11. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.



SIGNATURES


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

The parties have executed and delivered this Agreement on the date stated on the first page.


                                             /s/ A. Lowell Nerenberg
                                             ---------------------------------
                                             A. LOWELL NERENBERG
                                             17513 Sir Galahad Way
                                             Ashton, MD 20861


                                             /s/ William M. Rychel
                                             ---------------------------------
                                             WILLIAM M. RYCHEL
                                             980 Corporate Woods Parkway
                                             Vernon Hills, IL 60061



ACKNOWLEDGED as of the date hereof and AGREED that Tekgraf, Inc. hereby releases, acquits and forever discharges A. Lowell Nerenberg and his successors, assigns, agents, and attorneys from any and all claims, of any kind or nature whatsoever, known or unknown, foreseen or unforeseen, matured or unmatured, developed or undeveloped, discoverable or undiscoverable, which exist as of or after the date hereof, based on or arising from the transactions contemplated hereby (including the Reclassification):

TEKGRAF, INC.

By:   /s/ Jeff Camp
    -----------------------
Its:  CFO
    -----------------------


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

                                                                      EXHIBIT A


                               TRANSFERRED SHARES



                               Number of Shares          Certificate No.
                               ----------------          ---------------

Class A Stock                                                  N/A

Class B Stock                                               36,750

                                                                      EXHIBIT B


                                RETAINED SHARES



                               Number of Shares             Certificate No.
                               ----------------             ---------------
Class A Stock                                                  72,432(1)

Class B Stock                                                  12,250






-------------
(1) Of these shares, 36,216 are subject to that certain Escrow Agreement by and among Tekgraf, Inc., Tekgraf Sub III, Inc., New England Computer Graphics, Inc., A. Lowell Nerenberg, William Rychel, Thomas Gust, David Boston, Scott Barker, Robert Shumaker, Thomas Mills, and First Union National Bank, dated as of May 8, 1998.

                                                                       EXHIBIT C


                               IRREVOCABLE PROXY

         The undersigned, being a shareholder of Tekgraf, Inc., a Georgia corporation (the "Corporation"), hereby irrevocably appoints William M. Rychel as his attorney-in-fact and proxy, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Corporation owned (beneficially or otherwise) by the undersigned, which shares are listed beside the undersigned's signatures below, and any other securities of the Corporation that the undersigned currently or hereafter own or control that are then entitled to vote, including shares or securities of another corporation issued to the undersigned in connection with a merger of the Corporation or the transfer of substantially all of the Corporation's assets (all of such shares and other securities being referred to as the "Retained Shares"), to vote the Retained Shares for the purposes stated in Section 2 of the Agreement dated as of the date hereof between the undersigned and William M. Rychel (the "Voting Agreement"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Retained Shares, and any of them, are hereby revoked. The undersigned hereby agrees that the undersigned will not give any subsequent proxies with respect to the Retained Shares without the express prior written consent of William M. Rychel.

         This proxy is granted pursuant to the Voting Agreement and is granted in consideration of the benefits accruing to the undersigned from the Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. This proxy is coupled with an interest and is irrevocable. The attorney-in-fact and proxy named above will be empowered to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Retained Shares) at every annual, special or adjourned meeting of the shareholders of Corporation, and in every written consent in lieu of such a meeting, or otherwise, for the purposes stated in Section 2 of the Voting Agreement. This proxy shall terminate and shall have not further force or effect as of the earlier to occur of (i) an agreement of all the undersigned that the proxy shall terminate, or (ii) December 1, 2000.

         Any obligation of the undersigned hereunder shall be binding upon the successors, representatives and assigns of the undersigned.


Dated as of: December 1, 1999

Number of Shares Owned (beneficially or          /s/
Otherwise):                                      -----------------------------
                                                 A. LOWELL NERENBERG
                                                 17513 Sir Galahad Way
Class A Common: 72,432                           Ashton, MD  20861
Class B Common: 12,250

ACKNOWLEDGED:                                    /s/
------------                                     -----------------------------
                                                 WILLIAM M. RYCHEL
                                                 980 Corporate Woods Parkway
                                                 Vernon Hills, IL  60061


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